Exhibit 3.2

TENTH AMENDED AND RESTATED

BYLAWS

of

PROLOGIS, INC.

ARTICLE I

OFFICES

Section 1. The principal executive office of Prologis, Inc., a Maryland corporation (the “Corporation”), shall be located at such place or places as the board of directors may designate.

Section 2. The Corporation may also have offices at such other places as the board of directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. All meetings of the stockholders shall be held at such place as may be fixed from time to time by the board of directors and stated in the notice of the meeting.

Section 2. An annual meeting of stockholders shall be held on such date and at such time as may be determined from time to time by resolution adopted by the board of directors, at which the stockholders shall elect a board of directors, and transact such other business as may properly be brought before the meeting in accordance with these bylaws. To be properly brought before the annual meeting, business must be either (i) specified in the notice of annual meeting (or any supplement or amendment thereto) given by or at the direction of the board of directors, (ii) otherwise brought before the annual meeting by or at the direction of the board of directors, or (iii) otherwise brought before the annual meeting by a stockholder of the Corporation entitled to vote on the matter at the meeting who complies with the notice procedures set forth in this Section 2 of Article II and who was a stockholder of record both at the time of giving of notice provided for in this Section 2 of Article II and at the time of the annual meeting. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such business must be a proper matter for action by the stockholders and the stockholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than thirty (30) days from the first anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so received not more than one hundred twenty (120) days prior to the date of the annual meeting and not less than the later of ninety (90) days prior to the date of the annual meeting or, if less than one hundred (100) days’ notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. In no event shall any postponement or adjournment of an annual meeting, or the announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above. A stockholder’s notice to the secretary shall set forth (a) as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class, series and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business and any material interest of any Stockholder Associated Person (as defined below) in such business, individually or in the aggregate, including any anticipated benefit to the stockholder or the Stockholder Associated Person therefrom, and (b) as to the stockholder giving the notice and any Stockholder Associated Person (i) the name and record address (and current address, if different) of the stockholder and the Stockholder Associated Person, (ii) the class, series and number of shares of capital stock of the Corporation which are beneficially owned or owned of record by the stockholder and by such Stockholder Associated Person, if any, and the nominee holder for, and the number of, shares owned beneficially but not of record by such stockholder and by any such Stockholder Associated Person, (iii) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate loss to or manage risk of stock price changes for, or to increase the voting power of, such stockholder or any such Stockholder Associated Person with respect to any share of stock of the Corporation, and a general description of whether and the extent to which such stockholder or such Stockholder Associated Person has engaged in such activities with respect to shares of stock or other equity interests of any other company, and (iv) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the proposal of other business on the date of such stockholder’s notice. For purposes of these bylaws, “Stockholder Associated Person” shall mean, with respect to any stockholder, (x) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (y) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder, and (z) any person controlling, controlled by or under common control with such Stockholder Associated Person. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 2 of Article II and no person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in Section 2(a) of Article III. The officer of the Corporation presiding at an annual meeting shall, if the facts warrant, determine that business was not properly brought before the annual meeting in accordance with the provisions of this Section 2 of Article II, and if he should so determine, he shall so declare to the annual meeting and any such business not properly brought before the meeting shall not be transacted.

Section 3. A majority of the stock issued and outstanding and entitled to vote at any meeting of stockholders, the holders of which are present in person or represented by proxy, shall constitute a quorum for the transaction of business except as otherwise provided by law, by the Corporation’s charter or by these bylaws. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum and the votes present may continue to transact business until adjournment. If, however, such quorum shall not be present or represented at any meeting of the stockholders, a majority of the voting stock represented in person or by proxy may adjourn the meeting from time to time until a date not more than 120 days after the original record date, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 120 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat.

Section 4. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any matter which may properly come before the meeting, unless a different vote is required by express provision of the Maryland General Corporation Law (“MGCL”) or the rules of any securities exchange on which the Corporation’s capital stock is listed or the Corporation’s charter or these bylaws, in which case such express provision shall govern and control the decision on such matter.

Section 5. At each meeting of the stockholders, each stockholder having the right to vote may vote in person or may authorize another person or persons to act for him by proxy in any manner permitted by applicable law. All proxies must be filed with the secretary of the Corporation at the beginning of each meeting in order to be counted in any vote at the meeting. Subject to the provisions of the charter of the Corporation, each stockholder shall have one vote for each share of stock having voting power registered in his name on the books of the Corporation on the record date set by the board of directors as provided in Section 5 of Article V.

Section 6.

(a) Subject to clause (d) below of this Section 6 of Article II, a favorable vote of a majority of the aggregate of (x) the votes cast “for” a director nominee and (y) the votes cast “against” a director nominee (or if directors are to be elected upon a favorable vote of a majority of the votes cast but in such circumstances stockholders generally are not offered the opportunity to cast a vote “against” a director nominee but instead are offered the opportunity to “withhold” votes, any votes designated to be “withheld” from voting in respect of a director nominee, which for these limited purposes will be deemed a vote cast and have the affect of a vote “against”), at a meeting of the stockholders duly called and held at which a quorum is present, shall be required to elect such director nominee. For purposes of determining whether a director nominee has received a favorable vote of a majority of the aggregate of the votes cast, a majority of the aggregate votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director (or, if the director is nevertheless to be elected upon a favorable vote of a majority of the votes cast but stockholders generally are not offered the opportunity to cast a vote “against” the director nominee but instead are offered the opportunity to “withhold” votes, then the number of shares voted “for” a director must exceed the number of votes “withheld” from voting in respect of such director nominee, which for these limited purposes will be deemed a vote cast). A vote will be considered withheld from a director nominee only if a stockholder is provided the opportunity to and does affirmatively withhold authority to vote for such director nominee in any proxy granted by such stockholder, in any event in accordance with instructions contained in the proxy statement or accompanying proxy card circulated for the meeting of stockholders at which the election of directors is to be held or in a ballot to be submitted by such stockholder in person at such meeting. A “broker non-vote” or abstention (or similar expression) shall not in any event be deemed a vote cast for these purposes.

(b) If an otherwise incumbent director is not re-elected but would nevertheless for any reason otherwise remain in office, the director shall tender his or her resignation to the Board, subject to subsequent acceptance. The Nominating & Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The director who tenders his or her resignation will not participate in the Board’s decision.

(c) Directors properly elected shall hold office until the next annual meeting of stockholders and until their successors shall be duly elected and qualified. Directors need not be stockholders. If, for any cause, the Board of Directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these bylaws.

(d) The foregoing to the contrary notwithstanding, in the event that the number of director nominees is expected to exceed the number of directors to be elected at a meeting (a “Contested Election”), with the determination that the number of director nominees is expected to exceed the number of directors to be elected, and, therefore, that an election of directors is a Contested Election, being made by the secretary of the Corporation as of the close of the applicable stockholder notice of nomination period set forth in Section 8 of Article II or Section 2(a) of Article III based on whether one or more stockholder notices of nomination were timely filed in accordance with Section 8 of Article II or Section 2(a) of Article III, as applicable (provided that the secretary shall also be able to consider such other facts and circumstances as may be reasonably relevant to the determination that an election of directors is a Contested Election, and provided further that any determination that an election of directors is a Contested Election shall be determinative only as to the timeliness of a stockholder notice of nomination and not otherwise as to its validity), then a plurality of all the votes cast at such meeting shall be sufficient to elect a director, and therefore, and for the avoidance of doubt, the director nominees shall not be elected at such meeting by a favorable vote of a majority of the votes cast. In such case where an election of directors is determined to be a Contested Election, stockholders shall be permitted to vote only “for” or to designate their votes to be “withheld” in respect of a director nominee, and shall not in such circumstance be permitted to vote “against” a nominee; and under such circumstances a vote designated to be “withheld”, although present for purposes of establishing the presence of a quorum, will not be deemed a vote cast or a vote “against”. If, prior to thirty days prior to the time the Corporation mails its initial proxy statement in connection with the election of directors at a meeting, one or more stockholder notices of nomination are withdrawn such that the number of nominees for election as director no longer exceeds the number of directors to be elected, then the election shall not be considered a Contested Election, but in all other cases, once an election is determined to be a Contested Election, a plurality of all the votes cast at such meeting shall be sufficient to elect a director.

Section 7. Special meetings of the stockholders, for any purpose or purposes, unless otherwise proscribed by the charter, may be called at any time by the chief executive officer, a co-chief executive officer, the president, the chairman of the board, or by a majority of the directors, or by a committee of the board of directors which has been duly designated by the board of directors and whose powers and authority, as provided in a resolution of the board of directors or these bylaws, include the power to call such meetings. In addition, a special meeting of the stockholders of the Corporation shall be called by the secretary of the Corporation on the written request of stockholders entitled to cast at least fifty percent (50%) of all votes entitled to be cast at the meeting, except that, in the case of a special meeting called to consider any matter which is substantially the same as a matter voted on at any special meeting for the stockholders held during the preceding twelve (12) months, the secretary of the Corporation shall not be required to call any such special meeting unless requested by stockholders entitled to cast a majority of all of the votes entitled to be cast at the meeting.

Section 8. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. Where the Corporation’s notice of meeting specifies that directors are to be elected at such special meeting, nominations of persons for election to the board of directors may be made only (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the board of directors, (iii) by any committee of persons appointed by the board of directors with authority therefor or (iv) by a stockholder as provided in this Section 8 of Article II. In the event a special meeting of stockholders is called for the purpose of electing one or more directors to the board of directors, any stockholder of the Corporation entitled to vote at the meeting who complies with the notice procedures set forth in this Section 8 of Article II and who was a stockholder of record both at the time of giving of notice provided for in this Section 8 of Article II and at the time of the special meeting, may nominate a person or persons, as the case may be, for election as a director as specified in the Corporation’s notice of meeting if the stockholder’s notice containing the information required by Section 2(a) of Article III shall have been delivered to or mailed and received at the principal executive offices of the Corporation not more than 120 days prior to the date of the special meeting and not less than the later of 90 days prior to the date of the special meeting or, if less than 100 days notice or prior public disclosure of the date of the meeting and of the nominees proposed by the board of directors to be elected at such meeting is given or made to stockholders, the close of business on the tenth (10th) day following the day on which such notice was mailed or such public disclosure was made. In no event shall any postponement or adjournment of a special meeting, or the announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above.

Section 9. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The written notice of any meeting shall be given to each stockholder entitled to vote at such meeting not less than 10 nor more than 90 days before the date of the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

Section 10. Notwithstanding any other provision of the charter of the Corporation or these bylaws, Subtitle 7 of Title 3 of the MGCL (as the same may hereafter be amended from time to time) shall not apply to the voting rights of any shares of stock of the Corporation now or hereafter held by any existing or future stockholder of the Corporation (regardless of the identity of such stockholder).

Section 11.

(a) Notwithstanding anything to the contrary in these bylaws, whenever the board of directors solicits proxies with respect to the election of directors at an annual meeting of stockholders, subject to the provisions of this Section 11, the Corporation shall include in its proxy statement and other applicable filings (the “Company Proxy Materials”) pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in addition to any individuals nominated for election by or at the direction of the board of directors, the name, together with the Required Information (as defined below), of any individual nominated for election to the board of directors (each such individual being hereinafter referred to as a “Stockholder Nominee”) by a stockholder or group of no more than 20 stockholders that satisfies the requirements of this Section 11 (such individual or group, including as the context requires each member thereof, being hereinafter referred to as the “Eligible Stockholder”). For purposes of this Section 11, the “Required Information” that the Corporation shall include in the Company Proxy Materials is (A) the information provided to the Secretary of the Corporation concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Company Proxy Materials by the rules and regulations promulgated under the Exchange Act and (B) if the Eligible Stockholder so elects, a written statement in support of the Stockholder Nominee’s candidacy, not to exceed 500 words, delivered to the Secretary of the Corporation at the time the Notice of Proxy Access Nomination (as defined below) required by this Section 11 is provided (the “Statement”). Notwithstanding anything to the contrary contained in this Section 11, the Corporation may omit from the Company Proxy Materials any information or Statement (or portion thereof) that the board of directors, in its sole discretion, determines is materially false or misleading, omits to state any material fact necessary in order to make such information or Statement, in light of the circumstances under which it was provided or made, not misleading, or would violate any applicable law or regulation.

(b) To be eligible to require the Company to include a Stockholder Nominee in the Company Proxy Materials pursuant to this Section 11, an Eligible Stockholder must have Owned (as defined below) at least three percent or more of the shares of common stock, par value $0.01 per share (the “Common Stock”), of the Corporation outstanding from time to time (the “Required Shares”) continuously for at least three years (the “Minimum Holding Period”) as of both the date the Notice of Proxy Access Nomination is delivered or mailed to and received by the Secretary of the Corporation in accordance with this Section 11 and the close of business on the record date for determining the stockholders entitled to vote at the annual meeting of stockholders, and must continuously Own the Required Shares through the date of such annual meeting (and any postponement or adjournment thereof). For purposes of this Section 11, an Eligible Stockholder shall be deemed to “Own” only those outstanding shares of Common Stock as to which the Eligible Stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (A) sold by such Eligible Stockholder or any of its Affiliates (as defined below) in any transaction that has not been settled or closed, including short sales, (B) borrowed by such Eligible Stockholder or any of its Affiliates for any purpose or purchased by such Eligible Stockholder or any of its Affiliates pursuant to an agreement to resell, (C) that are subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument, agreement, arrangement or understanding entered into by such stockholder or any of its Affiliates, whether any such instrument, agreement, arrangement or understanding is to be settled with shares or with cash based on the notional amount or value of shares of outstanding Common Stock, in any such case which instrument, agreement, arrangement or understanding has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its Affiliate’s full right to vote or direct the voting of any such shares and/or (2) hedging, offsetting or altering to any degree any gain or loss arising from the full economic ownership of such shares by such stockholder or its Affiliate or (D) for which the stockholder has transferred the right to vote the shares other than by means of a proxy, power of attorney or other instrument or arrangement that is unconditionally revocable at any time by the stockholder and that expressly directs the proxy holder to vote at the direction of the stockholder. In addition, an Eligible Stockholder shall be deemed to “Own” shares of Common Stock held in the name of a nominee or other intermediary so long as the stockholder retains the full right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares of Common Stock. An Eligible Stockholder’s Ownership of shares of Common Stock shall be deemed to continue during any period in which the stockholder has loaned such shares provided that the Eligible Stockholder has the power to recall such loaned shares on five Business Days’ (as defined below) notice and has in fact recalled such loaned shares as of the time the Notice of Proxy Access Nomination is provided and through the date of the annual meeting of stockholders. For purposes of this Section 11, the terms “Owned,” “Owning” and other variations of the word “Own” shall have correlative meanings. Whether outstanding shares of Common Stock are “Owned” for these purposes shall be determined by the board of directors, in its sole discretion. In addition, the term “Affiliate” or “Affiliates” shall have the meaning ascribed thereto under the Exchange Act. The term “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

(c) To be eligible to require the Company to include a Stockholder Nominee in the Company Proxy Materials pursuant to this Section 11, an Eligible Stockholder must provide to the Secretary of the Corporation, in proper form and within the times specified below, (i) a written notice expressly electing to have such Stockholder Nominee included in the Company Proxy Materials pursuant to this Section 11 (a “Notice of Proxy Access Nomination”) and (ii) any updates or supplements to such Notice of Proxy Access Nomination. To be timely, the Notice of Proxy Access Nomination must be delivered or mailed to and received by the Secretary of the Corporation at the principal executive office of the Corporation not earlier than the 120th day nor later than the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting of stockholders is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, the Notice of Proxy Access Nomination to be timely must be so delivered or mailed to and received by the Secretary not earlier than the 120th day prior to the date of such annual meeting and not later than the later of the 90th day prior to the date of such annual meeting, as originally convened, or, if less than 100 days notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, the close of business on the tenth day following the day on which such notice of the date of the meeting was given or such public disclosure was made. The public announcement of a postponement or an adjournment of an annual meeting shall not commence a new time for the giving of a Notice of Proxy Access Nomination as described above.

(d) To be in proper form for purposes of this Section 11, the Notice of Proxy Access Nomination delivered or mailed to and received by the Secretary shall include the following information:

(i) one or more written statements from the record holder of the Required Shares (or from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period and, if applicable, each participant in the Depository Trust Company (“DTC”) or affiliate of a DTC participant through which the Required Shares are or have been held by such intermediary during the Minimum Holding Period if the intermediary is not a DTC participant or affiliate of a DTC participant) verifying that, as of a date within seven Business Days prior to the date the Notice of Proxy Access Nomination is delivered to or mailed to and received by the Secretary of the Corporation, the Eligible Stockholder Owns, and has Owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide (A) within five Business Days after the record date for the annual meeting of stockholders, written statements from the record holder or intermediaries between the record holder and the Eligible Stockholder verifying the Eligible Stockholder’s continuous Ownership of the Required Shares through the close of business on the record date, together with a written statement by the Eligible Stockholder that such Eligible Stockholder will continue to Own the Required Shares through the date of such annual meeting (and any postponement or adjournment thereof), and (B) the updates and supplements to the Notice of Proxy Access Nomination at the times and in the forms required by this Section 11;

(ii) a copy of the Schedule 14N filed or to be filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;

(iii) information that is the same as would be required to be set forth in a stockholder’s notice of nomination pursuant to Section 2(a) of Article III, including the written consent of the Stockholder Nominee to being named in the Company Proxy Materials as a nominee and to serving as a director if elected;

(iv) a written undertaking executed by the Stockholder Nominee (A) that such Stockholder Nominee (1) is not, and will not become, a party to any agreement, arrangement or understanding with any person or entity other than the Corporation in connection with service or action as a director that has not been disclosed to the Corporation and (2) will serve as a director of the Corporation if elected and (B) attaching a completed Stockholder Nominee questionnaire (which questionnaire shall be provided by the Corporation, upon request by the Eligible Stockholder, and shall include all information relating to the Stockholder Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Stockholder Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act, or would be required pursuant to the rules of any national securities exchange on which any securities of the Corporation are listed or over-the-counter market on which any securities of the Corporation are traded);

(v) the written agreement of the Stockholder Nominee, upon such Stockholder Nominee’s election, to make such acknowledgments, enter into such agreements and provide such information as the board of directors requires of all directors at such time, including, without limitation, agreeing to be bound by the Corporation’s code of conduct, insider trading policy and other similar policies and procedures;

(vi) a representation that the Eligible Stockholder (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and that neither the Eligible Stockholder nor any Stockholder Nominee being nominated thereby presently has such intent, (B) has not nominated and will not nominate for election to the board of directors at the annual meeting of stockholders (or any postponement or adjournment thereof) any individual other than the Stockholder Nominee(s) included in the Company Proxy Materials pursuant to this Section 11, (C) has not engaged and will not engage in, and has not been and will not be a “participant” in another person’s, “solicitation,” each within the meaning of Rule 14a-1(l) under the Exchange Act, in support of the election of any individual as a director at the annual meeting (or any postponement or adjournment thereof) other than such Stockholder Nominee(s) or a nominee of the board of directors, (D) has complied, and will comply, with all applicable laws and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting, including, without limitation, Rule 14a-9 under the Exchange Act, (E) will not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the Corporation and (F) has not provided and will not provide facts, statements or information in its communications with the Corporation and the stockholders that were not or will not be true, correct and complete in all material respects or which omitted or will omit to state a material fact necessary in order to make such facts, statements or information, in light of the circumstances under which they were or will be provided, not misleading;

(vii) a written undertaking that the Eligible Stockholder (A) assumes all liability stemming from any legal or regulatory violation arising out of communications with the stockholders by the Eligible Stockholder, its Affiliates and associates or their respective agents or representatives, either before or after providing a Notice of Proxy Access Nomination pursuant to this Section 11, or out of the facts, statements or information that the Eligible Stockholder or its Stockholder Nominee(s) provided to the Corporation pursuant to this Section 11 or otherwise in connection with the inclusion of such Stockholder Nominee(s) in the Company Proxy Materials pursuant to this Section 11, and (B) indemnifies and holds harmless the Corporation and each of its directors, officers and employees against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination of a Stockholder Nominee or inclusion of such Stockholder Nominee in the Company Proxy Materials pursuant to this Section 11;

(viii) a written description of any compensatory, payment or other agreement, arrangement or understanding with any person or entity other than the Corporation under which the Stockholder Nominee is receiving or will receive compensation or payments directly related to service on the board of directors, together with a copy of any such agreement, arrangement or understanding if written;

(ix) a written description of any agreement, arrangement or understanding with any person or entity by which the Stockholder Nominee agrees or commits to vote a certain way on certain matters, together with a copy of any such agreement, arrangement or understanding if written; and

(x) in the case of the nomination by a group, the designation by all group members of one group member that is authorized to act on behalf of all group members with respect to matters relating to the nomination, including withdrawal of the nomination.

The Corporation may also require each Stockholder Nominee and the Eligible Stockholder to furnish such other information (A) as may reasonably be required by the Corporation to determine the eligibility of such Stockholder Nominee to serve as an Independent Director (as defined in Section 1 of Article III), (B) that could be material to a stockholder’s understanding of the independence or lack of independence of such Stockholder Nominee or (C) as may reasonably be required by the Corporation to determine that the Eligible Stockholder meets the criteria for qualification as an Eligible Stockholder.

(e) To be eligible to require the Company to include a Stockholder Nominee in the Company Proxy Materials pursuant to this Section 11, an Eligible Stockholder must further update and supplement the Notice of Proxy Access Nomination, if necessary, so that the information provided or required to be provided in such Notice of Proxy Access Information pursuant to this Section 11 shall be true and correct as of the record date for the annual meeting of stockholders and as of the date that is ten Business Days prior to such annual meeting or any postponement or adjournment thereof, and such update and supplement (or a written notice stating that there is no such update or supplement) shall be delivered or mailed to and received by the Secretary at the principal executive office of the Corporation not later than 5:00 p.m., Pacific Time, on the fifth Business Day after the record date for the meeting (in the case of the update and supplement required to be made as of the record date) and not later than 5:00 p.m., Pacific Time, on the eighth Business Day prior to the date of the meeting, if practicable, or, if not practicable, on the first practicable date prior to the meeting or any postponement or adjournment thereof (in the case of the update and supplement required to be made as of ten Business Days prior to the meeting or any postponement or adjournment thereof).

(f) In the event that any facts, statements or information provided by the Eligible Stockholder or a Stockholder Nominee to the Corporation or the stockholders ceases to be true, correct and complete in all material respects or omits a material fact necessary to make such facts, statements or information, in light of the circumstances under which they were provided, not misleading, the Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the Corporation of any defect in such previously provided facts, statements or information and of the facts, statements or information required to correct any such defect.

(g) Whenever an Eligible Stockholder consists of a group of more than one stockholder, each provision in this Section 11 that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to comply with any other conditions shall be deemed to require each stockholder that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (which, if applicable, shall apply with respect to the portion of the Required Shares Owned by such stockholder). When an Eligible Stockholder is comprised of a group, a violation of any provision of these bylaws by any member of the group shall be deemed a violation by the entire group. No person may be a member of more than one group of persons constituting an Eligible Stockholder with respect to any annual meeting of stockholders. In determining the aggregate number of stockholders in a group, two or more funds that are (i) under common management and investment control, (ii) under common management and funded primarily by the same employer (or by a group of related employers that are under common control) or (iii) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended (each, a “Qualifying Fund Family”), shall be treated as one stockholder. Not later than the deadline for delivery of the Notice of Proxy Access Nomination pursuant to this Section 11, a Qualifying Fund Family whose stock Ownership is counted for purposes of determining whether a stockholder or group of stockholders qualifies as an Eligible Stockholder shall provide to the Secretary of the Corporation such documentation as is reasonably satisfactory to the board of directors, in its sole discretion, that demonstrates that the funds comprising the Qualifying Fund Family satisfy the definition thereof.

(h) The maximum number of Stockholder Nominees nominated by all Eligible Stockholders and entitled to be included in the Company Proxy Materials with respect to an annual meeting of stockholders shall be the greater of (i) 20% of the number of directors up for election as of the last day on which a Notice of Proxy Access Nomination may be timely delivered pursuant to and in accordance with this Section 11 (the “Final Proxy Access Nomination Date”) or, if such percentage is not a whole number, the closest whole number below such percentage or (ii) two; provided that the maximum number of Stockholder Nominees entitled to be included in the Company Proxy Materials with respect to a forthcoming annual meeting of stockholders shall be reduced by the number of individuals who were elected as directors at the immediately preceding or second preceding annual meeting of stockholders after inclusion in the Company Proxy Materials pursuant to this Section 11 and whom the board of directors nominates for re-election at such forthcoming annual meeting of stockholders. In the event that one or more vacancies for any reason occur on the board of directors after the Final Proxy Access Nomination Date but before the date of the annual meeting of stockholders and the board of directors elects to reduce the size of the board of directors in connection therewith, the maximum number of Stockholder Nominees eligible for inclusion in the Company Proxy Materials pursuant to this Section 11 shall be calculated based on the number of directors serving as so reduced. Any individual nominated by an Eligible Stockholder for inclusion in the Company Proxy Materials pursuant to this Section 11 whose nomination is subsequently withdrawn or whom the board of directors decides to nominate for election to the board of directors shall be counted as one of the Stockholder Nominees for purposes of determining when the maximum number of Stockholder Nominees eligible for inclusion in the Company Proxy Materials pursuant to this Section 11 has been reached. Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Company Proxy Materials pursuant to this Section 11 shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees be selected for inclusion in the Company Proxy

Materials in the event that the total number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 11 exceeds the maximum number of Stockholder Nominees eligible for inclusion in the Company Proxy Materials pursuant to this Section 11(h). In the event the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 11 exceeds the maximum number of nominees eligible for inclusion in the Company Proxy Materials pursuant to this Section 11(h), the highest-ranking Stockholder Nominee from each Eligible Stockholder pursuant to the preceding sentence shall be selected for inclusion in the Company Proxy Materials until the maximum number is reached, proceeding in order of the number of shares of Common Stock (largest to smallest) disclosed as Owned by each Eligible Stockholder in the Notice of Proxy Access Nomination submitted to the Secretary of the Corporation. If the maximum number is not reached after the highest-ranking Stockholder Nominee from each Eligible Stockholder has been selected, this selection process shall continue as many times as necessary, following the same order each time, until the maximum number is reached. The Stockholder Nominees so selected in accordance with this Section 11(h) shall be the only Stockholder Nominees entitled to be included in the Company Proxy Materials and, following such selection, if the Stockholder Nominees so selected are not included in the Company Proxy Materials or are not submitted for election for any reason (other than the failure of the Corporation to comply with this Section 11), no other Stockholder Nominees shall be included in the Company Proxy Materials pursuant to this Section 11.

(i) The Corporation shall not be required to include, pursuant to this Section 11, a Stockholder Nominee in the Company Proxy Materials for any annual meeting of stockholders (i) for which meeting the Secretary of the Corporation receives a notice that the Eligible Stockholder or any other stockholder has nominated one or more individuals for election to the board of directors pursuant to the advance notice requirements for stockholder nominees for director set forth in Section 2 of Article III, (ii) if the Eligible Stockholder who has nominated such Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation,” each within the meaning of Rule 14a-1(l) under the Exchange Act, in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the board of directors, (iii) if such Stockholder Nominee would not qualify as an Independent Director, (iv) if the election of such Stockholder Nominee as a director would cause the Corporation to fail to comply with these bylaws, its charter, the rules and listing standards of any national securities exchange on which any securities of the Corporation are listed or over-the-counter market on which any securities of the Corporation are traded, or any applicable state or federal law, rule or regulation, (v) if such Stockholder Nominee is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (vi) if such Stockholder Nominee is a defendant in or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted or has pleaded nolo contendere in such a criminal proceeding within the past ten years, (vii) if such Stockholder Nominee is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (viii) if the Eligible Stockholder who has nominated such Stockholder Nominee or such Stockholder Nominee provides any facts, statements or information to the Corporation or the stockholders required or requested pursuant to this Section 11 that is not true, correct and complete in all material respects or that omits a material fact necessary to make such facts, statements or information, in light of the circumstances in which they were provided, not misleading, or that otherwise contravenes any of the agreements, representations or undertakings made by such Eligible Stockholder or Stockholder Nominee pursuant to this Section 11 or (ix) if the Eligible Stockholder who has nominated such Stockholder Nominee or such Stockholder Nominee fails to comply with any of its obligations pursuant to this Section 11, in each instance as determined by the board of directors, in its sole discretion.

(j) Notwithstanding anything to the contrary set forth herein, the board of directors or the officer of the Corporation presiding at an annual meeting shall declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation, if (i) the Stockholder Nominee(s) and/or the applicable Eligible Stockholder shall have failed to comply with its or their obligations under this Section 11, as determined by the board of directors or such officer, or (ii) the Eligible Stockholder, or a qualified representative thereof, does not appear at the annual meeting of stockholders to present the nomination of the Stockholder Nominee(s) included in the Company Proxy Materials pursuant to this Section 11. For purposes of this Section 11(j), to be considered a qualified representative of a stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as its proxy at the annual meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction thereof, at such annual meeting.

(k) Any Stockholder Nominee who is included in the Company Proxy Materials for an annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election to the board of directors at such annual meeting or (ii) does not receive a number of “for” votes equal to at least 20% of the number of votes cast by stockholders in the election of directors at such annual meeting shall be ineligible for inclusion in the Company Proxy Materials as a Stockholder Nominee pursuant to this Section 11 for the next two annual meetings of stockholders. For the avoidance of doubt, this Section 11(k) shall not prevent any stockholder from nominating any individual to the board of directors pursuant to and in accordance with Section 2 of Article III.

(l) This Section 11 provides the exclusive method for a stockholder to require the Corporation to include nominee(s) for election to the board of directors in the Company Proxy Materials.

ARTICLE III

DIRECTORS

Section 1. The board of directors shall consist of a minimum of five (5) and a maximum of thirteen (13) directors. The number of directors shall be fixed or changed from time to time, within the minimum and maximum, by the then elected directors, provided that at least a majority of the directors shall be Independent Directors, as defined from time to time by the Listing Standards of the New York Stock Exchange and any other relevant laws, rules and regulations. Any determination by the board of directors as to the qualification of any director as an “Independent Director” shall be conclusive for all purposes. Until increased or decreased by the directors pursuant to these bylaws, the exact number of directors shall be eleven (11). The directors need not be stockholders. Except as provided in Section 2 of this Article III, the directors shall be elected as provided in the charter at each annual meeting of the stockholders, and each director elected shall hold office until his successor is elected and qualified or until his death, retirement, resignation or removal.

Section 2.

(a) Nominations of persons for election to the board of directors of the Corporation at the annual meeting of stockholders may be made only (i) pursuant to the Corporation’s notice of meeting; (ii) by or at the direction of the board of directors or (iii) by any committee of persons appointed by the board of directors with authority therefor or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 2(a) of Article III and who was a stockholder of record both at the time of giving of notice provided for in this Section 2(a) of Article III and at the time of the annual meeting. Such nominations by any stockholder shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so received not more than 120 days prior to the date of the annual meeting and not less than the later of 90 days prior to the date of the annual meeting or, if less than 100 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. In no event shall any postponement or adjournment of an annual meeting, or the announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above. Such stockholder’s notice to the Secretary shall set forth (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person, (c) the class, series and number of shares of capital stock of the Corporation which are beneficially owned or owned of record by the person, the date such shares were acquired and the investment intent of such acquisition, (d) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the Rules and Regulations of the Securities and Exchange Commission under Section 14 of the Securities Exchange Act of 1934, as amended, (e) such person’s written consent to serve as a director if elected, and (f) a statement whether such person, if elected or re-elected, or as a condition thereto, will tender an irrevocable resignation effective upon such person’s failure to receive the required vote for re-election at the next meeting at which such person would face re-election and upon acceptance of such resignation by the Board, in accordance with the Corporation’s Corporate Governance Principles (and assuming that such person would otherwise remain in office as a director notwithstanding such failure); and (ii) as to the stockholder giving the notice and any Stockholder Associated Person (a) the name and record address (and current address, if different) of the stockholder and the Stockholder Associated Person, (b) the class, series and number of shares of capital stock of the Corporation which are beneficially owned or owned of record by the stockholder and by such

Stockholder Associated Person, if any, and the nominee holder for, and the number of, shares owned beneficially but not of record by such stockholder and by any such Stockholder Associated Person, (c) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate loss to or manage risk of stock price changes for, or to increase the voting power of, such stockholder or any such Stockholder Associated Person with respect to any share of stock of the Corporation, and a general description of whether and the extent to which such stockholder or such Stockholder Associated Person has engaged in such activities with respect to shares of stock or other equity interests of any other company, and (d) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or re-election as a director on the date of such stockholder’s notice. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee. Except as may otherwise be provided in these bylaws or any other agreement relating to the right to designate nominees for election to the board of directors, no person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2(a) of Article III. The officer of the Corporation presiding at an annual meeting shall, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

(b) Except as may otherwise be provided pursuant to Article IV of the Corporation’s charter with respect to any rights of holders of preferred stock to elect additional directors and any other requirement in these bylaws or other agreement relating to the right to designate nominees for election to the board of directors, should a vacancy in the board of directors occur or be created (whether arising through death, retirement or resignation), such vacancy shall be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum of the board of directors or, in the case of a vacancy resulting from an increase in the number of directors, by a majority of the entire board of directors. In the case of a vacancy created by the removal of a director, the vacancy shall be filled by the stockholders of the Corporation entitled to elect the director who was removed at the next annual meeting of stockholders or at a special meeting of stockholders called for such purpose, provided, however, that such vacancy may be filled by the affirmative vote of a majority of the remaining directors, subject to approval by the stockholders entitled to elect the director who was removed at the next annual meeting of stockholders or at a special meeting of stockholders called for such purpose. A director so elected to fill a vacancy shall serve for the remainder of the term.

Section 3. The property and business of the Corporation shall be managed by or under the direction of its board of directors. In addition to the powers and authorities by these bylaws expressly conferred upon it, the board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Corporation’s charter or by these bylaws directed or required to be exercised or done by the stockholders.

Section 4. The board of directors shall elect a chairman of the board of directors who shall hold that position until a successor is elected and qualified. The chairman of the board of directors shall preside at meetings of the stockholders and shall set the agenda for meetings of the board of directors.

Section 5. Regardless of whether the chairman of the board of directors is an Independent Director, the Independent Directors of the board of directors may elect an Independent Director to be the Lead Independent Director. The Lead Independent Director may conduct separate meetings of the Independent Directors and perform other duties appropriate to his or her responsibilities, including: (a) preparing, in consultation with the chairman of the board of directors, committee chairs, and other directors, the agendas for meetings of the board of directors; (b) coordinating the activities of the other Independent Directors; (c) approving, in consultation with other Independent Directors, the retention and compensation of consultants who report directly to the board of directors; (d) reviewing with the chief executive officer (or each co-chief executive officer) such chief executive officer’s performance evaluation conducted by the Independent Directors; (e) presiding at non-management meetings of the Independent Directors and conveying to management directors the results of deliberations among non-management directors; and (f) acting as representative of the non-management for communication with interested parties.

MEETINGS OF THE BOARD OF DIRECTORS

Section 6. The directors may hold their meetings and have one or more offices, and keep the books of the Corporation, outside the State of Maryland.

Section 7. Regular meetings of the board of directors may be held at such time and place as shall from time to time be determined by resolution of the board, and no additional notice shall be required.

Section 8. Special meetings of the board of directors may be called by the chief executive officer, a co-chief executive officer, the president or the chairman of the board of directors on forty-eight hours’ notice to each director, either personally or by mail or by telegram; special meetings shall be called by the chief executive officer, a co-chief executive officer, the president or the secretary in like manner and on like notice on the written request of two directors unless the board consists of only one director, in which case special meetings shall be called by the chief executive officer, a co-chief executive officer, the president or the secretary in like manner and on like notice on the written request of the sole director.

Section 9. Unless otherwise restricted by the Corporation’s charter or these bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing or by electronic transmission, and such consent is filed with the minutes of proceedings of the board or committee.

Section 10. Unless otherwise restricted by the Corporation’s charter or these bylaws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 11. By virtue of resolutions adopted by the Board of Directors prior to or at the time of adoption of these Bylaws and designated irrevocable, any business combination (as defined in Section 3-601(e) of the MGCL) between the Corporation and any of its present or future stockholders, or any affiliates or associates of the Corporation or any present or future stockholder of the Corporation, or any other person or entity or group of persons or entities, is exempt from the provisions of Subtitle 6 of Title 3 of the MGCL entitled “Special Voting Requirements,” including, but not limited to, the provisions of Section 3-602 of such Subtitle. The Board of Directors may not revoke, alter or amend such resolution, or otherwise elect to have any business combination of the Corporation be subject to the provisions of Subtitle 6 of Title 3 of the MGCL without the approval of the holders of the issued and outstanding shares of Common Stock of the Corporation by the affirmative vote of a majority of all votes cast on the matter.

Section 12. Notwithstanding any other provision of these bylaws, all actions which the board of directors may take to approve a transaction between (i) the Corporation, Prologis, L.P., a Delaware limited partnership (the “Operating Partnership”), or any subsidiary of the Corporation or the Operating Partnership, on the one hand, and (ii) (a) any executive officer or director of the Corporation, the Operating Partnership or any subsidiary of the Corporation or the Operating Partnership, or (b) any limited partner of the Operating Partnership or (c) any affiliate of the foregoing executive officer, director or limited partner (not including the Corporation, the Operating Partnership or any subsidiary of the Corporation or the Operating Partnership), on the other hand, shall require, for valid approval, the approval of a majority of the Independent Directors; provided, however, that this approval requirement shall not apply to arrangements between the Corporation or the Operating Partnership and any executive officer or director acting in the executive officer’s or director’s position as such, including but not limited to employment agreements and compensation matters.

RESIGNATION FROM THE BOARD OF DIRECTORS

Section 13. A director may resign at any time upon written notice to the Corporation’s board of directors, chairman of the board of directors, chief executive officer, co-chief executive officer, president or secretary. Any such resignation shall take effect at the time or upon the satisfaction of any condition specified therein or, if no time or condition is specified, upon receipt thereof, and the acceptance of such resignation, unless required by the terms thereof (including for example any resignation contemplated by Section 6(b) of Article II), shall not be necessary to make such resignation effective.

COMMITTEES OF DIRECTORS

Section 14. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each such committee to consist of not less than the minimum number of directors required for committees of the board of directors under the MGCL. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the board of directors, and to the maximum extent permitted under the MGCL, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the charter, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution or any other matter requiring the approval of the stockholders of the Corporation, or amending the bylaws of the Corporation; and no such committee shall have the power or authority to authorize or declare a dividend, to authorize the issuance of stock (except that, if the board of directors has given general authorization for the issuance of stock providing for or establishing a method or procedure for determining the maximum number or the maximum aggregate offering price of shares to be issued, or both, a committee of the board of directors may, in accordance with that general authorization or any stock option or other plan or program adopted by the board of directors: authorize or fix the terms of stock subject to classification or reclassification, including the designations and any of the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of such shares; within the limits established by the board of directors, fix the number of any such class or series of stock or authorize the increase or decrease in the number of shares of any series or class; and otherwise establish the terms on which any stock may be issued, including the price and consideration for such stock), or to approve any merger or share exchange, regardless of whether the merger or share exchange requires stockholder approval.

Section 15. The Corporation shall from and after the incorporation have the following committees, the specific authority and members of which shall be as designated herein, in such committee’s charter or otherwise by resolution of the board of directors:

(i) An Executive Committee, which shall meet and act separately only if action by the board of directors is required, the board of directors is unavailable, and the matter to be acted upon is time-sensitive.

(ii) An Audit Committee, which shall consist solely of Independent Directors and which shall engage the independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of the Corporation’s internal accounting controls.

(iii) A Compensation Committee, which shall consist solely of Independent Directors and which shall determine compensation for the Corporation’s executive officers, and will review and make recommendations concerning proposals by management with respect to compensation, bonus, employment agreements and other benefits and policies respecting such matters for the executive officers of the Corporation.

(iv) A Nominating and Governance Committee, which shall, among other things, submit nominations for members of the Board of Directors, recommend composition of the committees of the Board of Directors, review the size and composition of the Board of Directors, review guidelines for corporate governance, provide assistance to the board of directors in reviewing the Corporation’s activities, goals and policies concerning environmental stewardship and social responsibility matters, and conduct annual reviews of the board of directors and the chief executive officer or co-chief executive officers.

Section 16. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required. The presence of a majority of the total membership of any committee shall constitute a quorum for the transaction of business at any meeting of such committee and the act of a majority of those present shall be necessary and sufficient for the taking of any action thereat.

COMPENSATION OF DIRECTORS

Section 17. Unless otherwise restricted by the charter of the Corporation or these bylaws, the board of directors shall have the authority to fix the compensation of non-employee directors. The non-employee directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. Officers of the Corporation who are also members of the board of directors shall not be paid any director’s fees.

INDEMNIFICATION

Section 18. The Corporation shall indemnify, in the manner and to the maximum extent permitted by law, any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative, or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation or that such person while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, trustee, partner, member, agent or employee of another corporation, partnership, limited liability company, association, joint venture, trust or other enterprise. To the maximum extent permitted by law, the indemnification provided herein shall include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, and any such expenses may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding.

Neither the amendment nor repeal of this Section 18 of this Article III, nor the adoption or amendment of any other provision of the charter or bylaws of the Corporation inconsistent with this Section, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

The indemnification and reimbursement of expenses provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person against any liability and expenses to the fullest extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, the charter or bylaws of the Corporation, a vote of stockholders or Independent Directors, or otherwise, both as to action in such person’s official capacity as an officer or director and as to action in another capacity, at the request of the Corporation, while acting as an officer or director of the Corporation.

ARTICLE IV

OFFICERS

Section 1. The officers of this Corporation shall be chosen by the board of directors and shall include a president, a vice president, a secretary and a treasurer. The Corporation may also have at the discretion of the board of directors such other officers as are desired, including a chairman of the board, additional vice presidents, a chief executive officer or co-chief executive officers, a chief financial officer, a chief operating officer, one or more managing directors, one or more assistant secretaries and one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article IV. In the event there are two or more vice presidents, then one or more may be designated as executive vice president, senior vice president, vice president/acquisitions or other similar or dissimilar title. At the time of the election of officers, the directors may by resolution determine the order of their rank. Any number of offices may be held by the same person, unless the charter or these bylaws otherwise provide, except that one individual may not simultaneously hold the office of president and vice president.

Section 2. The board of directors, at its first meeting after each annual meeting of stockholders, shall choose the officers of the Corporation.

Section 3. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

Section 4. The salaries of all officers and agents of the Corporation shall be fixed by the board of directors, provided, however, that the compensation of the Corporation’s executive officers shall be determined by the Compensation Committee.

Section 5. The officers of the Corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the board of directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the board of directors. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the board of directors.

Section 6. Any officer may resign at any time upon written notice to the Corporation’s board of directors, chairman of the board of directors, chief executive officer, co-chief executive officer, president or secretary. Any such resignation shall take effect at the time specified therein or, if the time is not specified, upon receipt thereof, and the acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make such resignation effective. Any such resignation will not prejudice the rights, if any, of the Corporation under any contract to which the officer is a party.

CHIEF EXECUTIVE OFFICER OR CO-CHIEF EXECUTIVE OFFICERS

Section 7. The chief executive officer or co-chief executive officers shall, subject to the control of the board of directors, have general supervision, direction and control of the business and officers of the Corporation. The chief executive officer or co-chief executive officers shall preside at all meetings of the stockholders and, in the absence of the chairman of the board of directors, or if there be none, at all meetings of the board of directors. The chief executive officer or co-chief executive officers shall have the general powers and duties of management usually vested in the office of chief executive officer of corporations, and shall have such other powers and duties as may be prescribed by the board of directors or these bylaws.

PRESIDENT

Section 8. In the absence or disability of the chief executive officer or the co-chief executive officers, as applicable, or the absence of a designation of a chief executive officer or co-chief executive officers, as applicable, by the board of directors, the president shall perform all the duties of the chief executive officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the chief executive officer or co-chief executive officers. The president shall have the general powers and duties of management usually vested in the office of president of corporations, and shall have such other powers and duties as may be prescribed by the board of directors or these bylaws.

CHIEF OPERATING OFFICER

Section 9. Subject to such supervisory powers, if any, as may be given by the board of directors to the chief executive officer or co-chief executive officers, as applicable and the president, if there be such an officer, the chief operating officer shall, subject to the control of the board of directors, have the supervision, direction and control of the day to day operations of the Corporation. He shall have the general powers and duties of management usually vested in the office of chief operating officer of corporations, and shall have such other powers and duties as may be prescribed by the board of directors or these bylaws.

VICE PRESIDENTS

Section 10. In the absence or disability of the chief executive officer or the co-chief executive officers, as applicable, the president, the vice presidents, in order of their rank as fixed by the board of directors, or if not ranked, the vice president designated by the board of directors, shall perform all the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice presidents shall have such other duties as from time to time may be prescribed by the board of directors or these bylaws.

SECRETARY AND ASSISTANT SECRETARY

Section 11. The secretary shall attend all sessions of the board of directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the standing committees when required by the board of directors. He shall give, or cause to be given, notice of all meetings of the stockholders and of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or the bylaws. He shall keep in safe custody the seal of the Corporation, and when authorized by the board, affix the same to any instrument requiring it, and when so affixed it shall be attested by his signature or by the signature of an assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

Section 12. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, or if there be no such determination, the assistant secretary designated by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

CHIEF FINANCIAL OFFICER, TREASURER AND ASSISTANT TREASURERS

Section 13. The chief financial officer of the Corporation shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys, and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the board of directors. He shall disburse the funds of the Corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as chief financial officer and of the financial condition of the Corporation. If required by the board of directors, he shall give the Corporation a bond, in such sum and with such surety or sureties as shall be satisfactory to the board of directors, for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation. If no other person then be appointed to the position of treasurer of the Corporation, the person holding the office of chief financial officer shall also be the treasurer of the Corporation.

Section 14. The treasurer or assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors, or if there be no such determination, the treasurer or assistant treasurer designated by the board of directors, shall, in the absence or disability of the chief financial officer, perform the duties and exercise the powers of the chief financial officer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

ARTICLE V

CERTIFICATES OF STOCK

Section 1. The Corporation may issue some or all of the shares of any or all classes or series of stock with or without certificates as determined by the board of directors or a duly authorized officer. In the event that the Corporation issues shares of stock represented by certificates, such certificates shall be in such form as prescribed by the board of directors or a duly authorized officer, shall contain the statements and information required by the MGCL and shall be signed by the officers of the Corporation in any manner permitted by the MGCL. In the event that the Corporation issues shares of stock without certificates, to the extent then required by the MGCL, the Corporation shall provide to the record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates. There shall be no difference in the rights and obligations of stockholders based on whether or not their shares are represented by certificates.

LOST, STOLEN OR DESTROYED CERTIFICATES

Section 2. Any officer of the Corporation may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, destroyed, stolen or mutilated, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, destroyed, stolen or mutilated; provided, however, that, if such shares have ceased to be certificated, no new certificate shall be issued unless requested in writing by such stockholder and the board of directors or an officer of the Corporation has determined that such certificates may be issued. Unless otherwise determined by an officer of the Corporation, the owner of such lost, destroyed, stolen or mutilated certificate or certificates, or his or her legal representative, shall be required, as a condition precedent to the issuance of a new certificate or certificates, to give the Corporation an indemnity or bond in such sums as it may direct as indemnity against any claim that may be made against the Corporation.

TRANSFERS OF STOCK

Section 3. All transfers of shares of stock shall be made on the books of the Corporation in such manner as the board of directors or any officer of the Corporation may prescribe and, if such shares are certificated, upon surrender of certificates duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer. The Corporation or, if authorized by the Corporation, the transfer agent of the Corporation shall cancel the old certificate and record the transaction on its books. The issuance of a new certificate upon the transfer of certificated shares is subject to the determination of the board of directors or an officer of the Corporation that such shares shall no longer be represented by certificates. Upon the transfer of any uncertificated shares, to the extent then required by the MGCL, the Corporation shall provide to the record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates.

Section 4. Notwithstanding the foregoing, transfers of shares of any class or series of stock will be subject in all respects to the charter of the Corporation and all of the terms and conditions contained therein.

FIXING RECORD DATE

Section 5. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders, or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix a record date which shall not be more than 90 nor less than 10 days before the date of such meeting, nor more than 90 days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting. A meeting of stockholders convened on the date for which it was called may be adjourned from time to time without further notice to a date not more than 120 days after the original record date.

REGISTERED STOCKHOLDERS

Section 6. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Maryland.

ARTICLE VI

GENERAL PROVISIONS

DIVIDENDS

Section 1. Dividends upon the capital stock of the Corporation, subject to the provisions of the Corporation’s charter, if any, may be authorized and declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Corporation’s charter and the MGCL.

Section 2. Before payment of any dividend there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interests of the Corporation, and the directors may abolish any such reserve.

CHECKS

Section 3. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers as the board of directors may from time to time designate.

FISCAL YEAR

Section 4. The fiscal year of the Corporation shall be fixed by resolution of the board of directors.

SEAL

Section 5. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Maryland.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

NOTICES

Section 6. Whenever, under the provisions of the MGCL or of the charter of the Corporation or of these bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram, telecopy or cable.

Section 7. Whenever any notice is required to be given under the provisions of the MGCL or of the charter of the Corporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ANNUAL STATEMENT

Section 8. The board of directors may present at each annual meeting of stockholders, and when called for by vote of the stockholders shall present to any annual or special meeting of the stockholders, a full and clear statement of the business and condition of the Corporation.

ARTICLE VII

AMENDMENTS

Section 1. Except as otherwise set forth in these bylaws, these bylaws may be altered, amended or repealed or new bylaws may be adopted by the vote of a majority of the board of directors or by the affirmative vote of a majority of all votes cast on the matter by the holders of the issued and outstanding shares of Common Stock of the Corporation. Notwithstanding anything to the contrary herein, this Section 1 of Article VII, Section 11 of Article III and Section 10 of Article II hereof may not be altered, amended or repealed except by the affirmative vote of a majority of all votes cast on the matter by the holders of the issued and outstanding shares of Common Stock of the Corporation.

Section 2. Notwithstanding anything to the contrary herein, this Section 2 of Article VII, Section 12 of Article III and Section 9 of Article II hereof may not be altered, amended or repealed except by the affirmative vote of a majority of all votes cast on the matter by the holders of the issued and outstanding shares of Common Stock of the Corporation.

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